Exhibit 99.1

Safe Pro Signs MOUs with Drone Industry Leaders Ondas Holdings and Unusual Machines to Collaborate on AI-Powered
Computer Vision Technologies

Agreements Follow Strategic Investment into Safe Pro Group to Accelerate Adoption of Drone-Based AI Technology by the U.S. Defense and into Global Commercial Markets

AVENTURA, Fla.--(BUSINESS WIRE)--Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a leader in artificial intelligence (AI)-powered defense and security solutions, today announced that it has entered into Memoranda of Understanding (MOUs) with Ondas Holdings Inc. (Nasdaq: ONDS) (Ondas) and Unusual Machines Inc. (NYSE: UMAC) (Unusual Machines), leaders in the U.S. drone industry.

Under the MOUs, the Companies will seek to collaborate on the development and integration of Company’s patented AI-powered drone imagery analysis and computer vision technologies into their respective hardware and software offerings. This includes the Company’s patented Safe Pro Object Threat Detection (SPOTD) technology which is designed to rapidly detect over 150 different kinds of small, hard-to-spot threats including landmines, anti-personnel mines, cluster munitions and unexploded ordnance. Collectively, these new offering could provide enhanced support for end-user customers across the U.S. Government and military, as well as in public safety, commercial and global humanitarian markets. These agreements follow Ondas’ and Unusual Machines’ strategic investments into Safe Pro Group completed on August 21, 2025.

The Ondas and Unusual Machines collaboration is expected to include:

●	Supporting Ondas’ ecosystem of autonomous commercial, defense, and security drone platforms for aerial intelligence with enhanced AI-powered small object and threat detection capabilities for organizations responsible for the protection of sensitive locations, populations, and critical infrastructure. Expanded marketing efforts will focus on the U.S. Department of Defense, leveraging existing Army engagements, and NATO partners, as well as deepening SafePro’s footprint in Ukraine, where the technology has already been battle-tested in active minefield environments.

●	Enhancing Unusual Machine’s FPV (first-person view) drone offerings through seamless integration of Safe Pro’s real-time SPOTD threat detection data with its Aura Cameras and HDO+ Goggles solutions, enhancing the visual imagery provided to enterprise and government end users.

Whether deployed on the edge in real-time powered by SPOTD NODE or leveraging Amazon Web Services (AWS) on the cloud (SpotlightAITM), the Company’s patented technology can scale globally, offering solutions for rapid battlefield analysis as well as supporting large-scale commercial and humanitarian demining operations. Powering the Company’s SPOTD technology, Safe Pro’s unique real-world datasets include high-resolution drone imagery and GPS-tagged geospatial data encompassing over 1.78 million drone images analyzed to date, and 31,600+ threats identified across 7,819 hectares (19,321 acres) in Ukraine. More information about Safe Pro’s real-world detections in Ukraine can be seen here: https://safeproai.com/landmine-detections/

To view a video on Safe Pro’s AI capability in the field, click here.

Dan Erdberg, Chairman and CEO of Safe Pro Group, commented: “This marks a powerful step forward as we join forces with Ondas and Unusual Machines—two of the most dynamic innovators shaping America’s drone future. Together, we see tremendous opportunities both here in the U.S. and across the globe to accelerate the deployment of next-generation, AI-powered drone solutions. By combining our strengths, we are not just advancing technology—we’re empowering customers to accomplish their most critical missions while safeguarding civilian lives.”

Eric Brock, Chairman and CEO of Ondas Holdings, stated: “Safe Pro’s AI-powered computer vision technology has already proven its capabilities on the battlefield of Ukraine, an accomplishment that clearly demonstrates its potential to meet the needs of demanding customers in the military and commercial markets. We believe that Safe Pro’s technology has the potential to greatly contribute to Ondas’ growing ecosystem of unique drone-based solutions and we look forward to working closely with their team in the weeks and months ahead.”

Dr. Allan Evans, Chairman and CEO of Unusual Machines, added: “Our goal is to see the American drone ecosystem emerge as a global powerhouse. Collaboration amongst companies like ours and Safe Pro is a key step toward us collectively achieving that goal. In this instance, integrating cameras with their patented AI-powered drone imagery analysis technology makes an ideal solution for removing landmines in Ukraine or helping to protect our soldiers from explosive threats on the battlefield. Collectively, we can start to export this technology and bring much needed U.S.-produced drone and AI technologies to the global market.”

For more information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

About Safe Pro Group Inc.

Safe Pro Group Inc. (Nasdaq: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. It is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing leveraging commercially available “off-the-shelf” drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosives threats, providing a much safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform is targeting multiple markets that include commercial, government, law enforcement and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com/.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

About Unusual Machines

Unusual Machines (NYSE: UMAC) manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including ’‘believes,’’ ’‘estimates,’’ ’‘anticipates,’’ ’‘expects,’’ ’‘plans,’’ ’‘projects,’’ ’‘intends,’’ ’‘potential,’’ ’‘may,’’ ’‘could,’’ ’‘might,’’ ’‘will,’’ ’’should,’’ ’‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Contacts

Investor Relations for Safe Pro Group Inc.:

Brett Maas, Managing Partner
Hayden IR
(646) 536-7331
Brett@haydenir.com

Media Relations for Safe Pro Group Inc.:
media@safeprogroup.com

Corporate Communications:
IBN
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